Exhibit 99.1

C-Chip Technologies Corporation 4710 St. Ambroise Street, Suite 227 Montreal, Quebec, H4C 2C7 (514)337-2447 // 1 877 399-CHIP // info@C-Chip.com

Breakthrough in stand-alone asset protection
opens new market for C-Chip

Montreal - May 19, 2004 - C-Chip Technologies Corporation (OTCBB: CCHI) is pleased to announce that its R&D team has brought a solution to a security problem that had been eluding the security and asset management industry so far: the monitoring and protection of stand-alone assets with no power source.

At the request of a potentially large distributor, C-Chip initiated last March the development of a solution to secure and manage the movement of stand-alone assets with no power source. The first commercial application for this innovative product is for a Canadian company which is expected to use C-Chip's device to protect and manage the movement of dumpsters used by the construction industry, garbage collection and others.

Currently branded as the SPP, whenever the device is attached to an asset which is being moved by an unauthorized party, a signal is sent in real time to the C-Chip security center indicating its path, speed, direction and location within a few feet so that necessary action can be taken by the authorized party. The SPP has been field tested to the satisfaction of a potential customer and an initial order is expected shortly. The SPP, a new and innovative device in the field of security monitoring, opens for C-Chip a new market representing significant potential in North America alone.

Stephane Solis, President and CEO of C-Chip indicated: "True to the mission of providing "high technology solutions to solve traditional business problems" our engineering team has proved one more time they are up to the challenge of monitoring and protecting static assets. Although still at the beginning of its projected growth, C-Chip is particularly well positioned to benefit from the many innovations its R&D team has pioneered."

About C-Chip Technologies Corporation
C-Chip Technologies Corporation is positioned in an emerging and rapidly growing industry which is about interconnecting machines with IT infrastructures and mobile assets. We integrate wireless communications, on-line transactions, software applications, RFID technology, the Internet and, when location is required, GPS technology to enable business users to efficiently access, control and manage remote assets at low costs. The Company's goal is to be recognized as a leading provider of credit management solutions for financial institutions, of security solutions for insurance companies and asset management solutions for car rental companies and urban fleets.

About the C-Chip™ Technology
The C-Chip™ is a new wireless, web-based set of communication tools that offers business users remote access, control, and monitoring of a wide range of assets, including vehicles, office equipment and industrial machinery. It allows selective enabling, disabling and any other commands at will, from anywhere to practically anywhere in North America using the Internet. Applications for the C-Chip™ technology offers significant opportunities within the markets for credit, security and asset management solutions. Detailed information on the technology and its applications is available on our web-site at www.c-chip.com.

Contact:
Stephane Solis, President and CEO
C-Chip Technologies Corporation
514-337-2447
ssolis@c-chip.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward-looking statements are not guarantees of performance, and C-Chip Technologies Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release, and C-Chip Technologies Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.